Exhibit 24(a)

KEYCORP

POWER OF ATTORNEY

Each of the undersigned, an officer, a director, or both of KeyCorp, an Ohio corporation, hereby constitutes and appoints James L. Waters and Andrea R. McCarthy, and each of them, as his or her true and lawful attorney-in fact with full power of substitution and resubstitution, to sign in his or her name, place, and stead one or more Registration Statements on Form S-3 of KeyCorp, and any and all amendments and post-effective amendments thereto, in connection with the registration under the Securities Act of 1933, as amended, of debt and equity securities of KeyCorp and to file the same, with all exhibits and other related documents, with the Securities and Exchange Commission, and with full power and authority to take such other actions that the attorney-in-fact deems necessary in connection with the execution and filing of such Registration Statements, amendments and post-effective amendments thereto, and exhibits and other related documents.

This Power of Attorney may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the undersigned has hereto set his or her hand as of June 5, 2026.

/s/ Christopher M. Gorman	/s/ Clark H.I. Khayat
Christopher M. Gorman	Clark H.I. Khayat
Chairman, Chief Executive Officer, and	Chief Financial Officer
Director (Principal Executive Officer)	(Principal Financial Officer)

/s/ Stacy L. Gilbert	/s/ Jacqueline L. Allard
Stacy L. Gilbert	Jacqueline L. Allard, Director
Chief Accounting Officer
(Principal Accounting Officer)

/s/ Alexander M. Cutler	/s/ H. James Dallas
Alexander M. Cutler, Director	H. James Dallas, Director

/s/ Antonio DeSpirito	/s/ Elizabeth R. Gile
Antonio DeSpirito, Director	Elizabeth R. Gile, Director

/s/ Robin N. Hayes	/s/ Christopher L. Henson
Robin N. Hayes, Director	Christopher L. Henson, Director

/s/ Richard J. Hipple	/s/ Somesh Khanna
Richard J. Hipple, Director	Somesh Khanna, Director

/s/ Devina A. Rankin	/s/ Barbara R. Snyder
Devina A. Rankin, Director	Barbara R. Snyder, Director

/s/ Richard J. Tobin	/s/ Todd J. Vasos
Richard J. Tobin, Director	Todd J. Vasos, Director